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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         ---------------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): May 15, 1997
                                                         ------------

                      PHOENIX INTERNATIONAL LTD., INC.
                      --------------------------------
                          (Exact Name of Registrant
                        as Specified in its Charter)

 Florida                          0-20937                       59-3171810
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(State or Other                 (Commission                  (I.R.S. Employer
Jurisdiction of                 File Number)               Identification No.)
Incorporation)

500 International Parkway, Heathrow, Florida                           32746
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    (Address of Principal Executive Offices)                        (Zip Code)

     Registrant's telephone number, including area code: (407) 548-5100
                                                         --------------

                                     N/A
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to the terms of that certain Agreement of Merger and Amalgamation Proposal dated as of May 15, 1997 (the "Agreement"), Phoenix International Ltd., Inc. ("Phoenix") acquired Hampton Resources Limited, a New Zealand corporation ("Hampton Resources"), and its two wholly-owned subsidiaries, Priority Solutions Limited and Priority Solutions International Limited. The acquisition was accomplished through the merger of Hampton Resources and its subsidiaries with and into Phoenix's wholly-owned subsidiary, PSL Acquisition Limited, a New Zealand corporation ("PSL"). PSL acquired all of the issued and outstanding shares of Hampton Resources and certain debt owed by Hampton Resources from its shareholders, Brian Leigh ('Ted') Thomas and Elizabeth Carolyn ('Liz') Swanston, in exchange for 77,400 shares of Phoenix common stock (the "Merger"). The acquisition will be accounted for as a pooling of interests. Immediately following the acquisition, the name of PSL was changed to Phoenix International A.P. Limited.

         Hampton Resources is a Wellington, New Zealand based provider of international banking software products. Through its operating subsidiaries, Priority Solutions Limited and Priority Solutions International Limited, Hampton Resources has developed and markets TradeWindTM, a trade finance system, and TradeCentre, a global payments system, and, in addition, supports customers using TradeMark, a traditional treasury banking system.

         Neither Ms. Swanston nor Mr. Thomas owned any shares of Phoenix common stock as of the date of the Agreement. None of the directors and executive officers of Phoenix owned any stock of Hampton Resources prior to the date of the Agreement.


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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(B)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(C)      EXHIBITS.

2.1 Agreement of Merger and Amalgamation Proposal by and among Phoenix International Ltd., Inc., Hampton Resources Limited, PSL Acquisition Limited, Brian Leigh Thomas, and Elizabeth Carolyn Swanston.

99.1     Press release dated May 16, 1997.




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ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On May 15, 1997, pursuant to the acquisition described in Item 2 above, a total of 77,400 shares of Phoenix common stock, par value $0.01 per share, were issued to Brian Leigh Thomas and Elizabeth Carolyn Swanston. These shares were issued as consideration for the acquisition by Phoenix of all of the issued and outstanding shares of Hampton Resources. In addition, Ms. Swanston and Mr. Thomas received an aggregate of 150,000 options to purchase shares of Phoenix's common stock, in connection with their employment agreements with PSL. Such options vest on the fifth anniversary of the date of grant, subject to earlier vesting upon the attainment of certain performance goals.

         The shares and options were issued outside the United States to non-citizens of the United States in reliance on multiple exemptions from registration, including without limitation Regulation S, promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. No underwriters were utilized by the registrant in connection with the issuance of the securities.




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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PHOENIX INTERNATIONAL LTD., INC.

                                               By: /s/ Clay E. Scarborough
                                                   -----------------------------
                                                   Clay E. Scarborough
                                                   Chief Financial Officer

Dated: May 28, 1997




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                                EXHIBIT INDEX

                                                                                                              Page

         2.1      Agreement of Merger and Amalgamation Proposal by and among Phoenix
                  International Ltd., Inc., Hampton Resources Limited, PSL Acquisition
                  Limited, Brian Leigh Thomas, and Elizabeth Carolyn Swanston.................................

         99.1     Press release dated May 16, 1997............................................................





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